Exhibit 32

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Suzanne Sitherwood, President and Chief Executive Officer of The Laclede Group, Inc., hereby certify that

(a)
To the best of my knowledge, the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A for the quarter ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A for the quarter ended December 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of The Laclede Group, Inc.

Date:	May 15, 2014	Signature:	/s/ Suzanne Sitherwood
Suzanne Sitherwood
President and Chief Executive Officer

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Steven P. Rasche, Executive Vice President, Chief Financial Officer of The Laclede Group, Inc., hereby certify that

(a)
To the best of my knowledge, the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A for the quarter ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A for the quarter ended December 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of The Laclede Group, Inc.

Date:	May 15, 2014	Signature:	/s/ Steven P. Rasche
Steven P. Rasche
Executive Vice President, Chief Financial Officer